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                                 AMENDED AND RESTATED

                            CERTIFICATE OF INCORPORATION

                                          OF

                                   PAULA FINANCIAL



         The undersigned, Bradley K. Serwin, does hereby certify that:

         1. He is the Secretary of Paula Financial, a Delaware corporation (the "Corporation");

         2. The Corporation was incorporated in Delaware pursuant to a Certificate of Incorporation filed with the Delaware Secretary of State on June 20, 1997;

         3. This Amended and Restated Certificate of Incorporation has been duly adopted and approved by the Board of Directors and Shareholder of the Corporation in accordance with Sections 242 and 245 of the Delaware General Corporation Law;

         4. The Corporation's Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

                                      ARTICLE I
                                 NAME OF CORPORATION

         The name of this Corporation is PAULA Financial.

                                      ARTICLE II
                                  REGISTERED OFFICE

         The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Dover, County of Kent, and the name of its registered agent at that address is National Corporate Research, Ltd.

                                    ARTICLE III
                                      PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                     ARTICLE IV
                              AUTHORIZED CAPITAL STOCK

         (a) The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares which the Corporation shall have authority to issue is Twenty Million (20,000,000); the total number of shares of Preferred Stock shall be Five Million (5,000,000) and each such share

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shall have a par value of $.01; and the total number of shares of Common Stock shall be Fifteen Million (15,000,000) and each such share shall have a par value of $.01.

         (b) The shares of Preferred Stock may be issued from time to time in one or more series. The board of directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

         (c) During any period when the holders of any Preferred Stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors, by reason of dividend arrearages or other provisions giving them the right to do so, then and during such time as such right continues, and notwithstanding anything in the Corporation's By-Laws to the contrary, (1) the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of such Preferred Stock or such series thereof, voting as a class, shall be entitled to elect the additional directors so provided for, pursuant to the provisions of such Preferred Stock or series; (2) each such additional director shall serve for such term, and have such voting powers, as shall be stated in the provisions pertaining to such Preferred Stock or series; and (3) whenever the holders of any such Preferred Stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such Preferred Stock or series, the terms of office of all directors elected by the holders of such Preferred Stock or series, voting as a class pursuant to such provisions, or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such Preferred Stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

         (d) The Common Stock of the Corporation shall be issued in one class. Each share of the Common Stock shall be entitled to one vote on all matters presented to the stockholders of the Corporation, except when the holders of any Preferred Stock or any one or more series thereof, voting as a class, are entitled to elect a specified number of directors, by reason of dividend arrearages or other provisions giving them the right to do so.

                                     ARTICLE V
                            BOARD POWER REGARDING BYLAWS

         In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.

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                                     ARTICLE VI
                                     DIRECTORS

         (a) The number of directors of the Corporation shall be exclusively fixed from time to time by the Board of Directors, except that in the absence of such designation, such number shall be nine.

         (b) Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

         (c) The procedures for the nomination and election of directors, other than as set forth in Section (b) above, shall be governed by Article III of the Bylaws of the Corporation.

                                    ARTICLE VII
                LIMITATION OF DIRECTOR LIABILITY AND INDEMNIFICATION

         To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the "Delaware Law"), a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director. If the Delaware Law is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended from time to time. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware Law (but in the case of any amendment thereto, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, to the fullest extent permitted by the Delaware Law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. The Corporation may create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such sums as may become necessary to effect the indemnification as provided herein. To the fullest extent permitted by the Delaware Law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official

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capacity and as to action in another capacity while holding such office.  No repeal or modification of this Article VII by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article VII at the time of such repeal or modification.

                                    ARTICLE VIII
                                  CORPORATE POWER

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                     ARTICLE IX
                         CREDITOR COMPROMISE OR ARRANGEMENT

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                     ARTICLE X
                                 STOCKHOLDER ACTION

         Subject to the rights of holders of any series of Preferred Stock relating to the ability of such holders of such Preferred Stock to take action by a consent or consents in writing, no action required to be taken or which may be taken at any meeting of the stockholders of the Corporation may be taken without a meeting and the power of stockholders to consent in writing without a meeting to the taking of any action is denied; PROVIDED, that any such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the members of the Board of Directors entitled to vote with respect to the subject matter thereof and delivered to the Corporation in the manner set forth in the bylaws of the Corporation.

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                                     ARTICLE XI
                          AMENDMENT OF CORPORATE DOCUMENTS

         (a) CERTIFICATE OF INCORPORATION. In addition to any affirmative vote required by applicable law or any other provision of this Certificate of Incorporation or specified in any agreement, and in addition to any voting rights granted to or held by the holders of any series of Common Stock or Preferred Stock, any alteration, amendment, repeal or rescission (any "Change") of any provision of this Certificate of Incorporation (other than any Change that relates solely to Articles I or II hereof) must be approved by a majority of the directors of the Corporation then in office and by the affirmative vote of at least 66-2/3% of the outstanding shares of voting stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article XI as one class ("Voting Shares"). Subject to the foregoing, the Corporation reserves the right to alter, amend, repeal or rescind any provision contained in this Certificate of Incorporation in any manner now or hereafter prescribed by law.

         (b) BYLAWS. In addition to any affirmative vote required by applicable law and any voting rights granted to or held by the holders of any series of Preferred Stock, any Change to Section 2.03, 2.08, 2.09, 3.01, 3.02, 3.03, 3.04, 3.06, 3.10, 4.04, 7.01, 7.02, 7.03 or 8.05 of the Bylaws of the
Corporation which Change is not unanimously approved by the directors of the Corporation then in office must be approved by the affirmative vote of at least 66-2/3% of the Voting Shares. Subject to the foregoing, the Board shall have the power to make, alter, amend, repeal or rescind the Bylaws of the Corporation.

         THE UNDERSIGNED, being the Secretary of the Corporation, hereby affirms and acknowledges under penalty of perjury that the filing of the Amended and Restated Certificate of Incorporation is the act and deed of the Corporation.


                                       /s/  Bradley K. Serwin
                                       ---------------------------
                                            Bradley K. Serwin



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